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                                                                     EXHIBIT 5.1

[LATHAM & WATKINS LETTERHEAD]

                                January 14, 1997







ARV Assisted Living, Inc.
245 Fischer Avenue
Suite D-1
Costa Mesa, California 92626

            Re: Registration on Form S-3 of $57,500,000 Convertible Subordinated Notes Due 2006 and Shares of Common Stock Issuable upon Conversion Thereof

Ladies and Gentlemen:

            In connection with the registration of $57,500,000 aggregate principal amount of Convertible Subordinated Notes due 2006 (the "Convertible Notes") of ARV Assisted Living, Inc. (the "Company") and of that certain number of shares of common stock of the Company, no par value, as may be issuable upon conversion of the Convertible Notes (the "Shares") as provided in the Indenture between the Company and The Chase Manhattan Bank, N.A., as Trustee, dated April 3, 1996 (the "Indenture"), under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-16269) filed with the Securities and Exchange Commission (the "Commission") on November 15, 1996, as amended (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

            In our capacity as your counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.







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ARV Assisted Living, Inc.
January 14, 1997
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            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We are opining herein as to the effect on the subject transaction only of the internal laws of the State of California, and with respect to the opinions expressed in paragraph 1 (with respect to enforceability) the internal laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

            Subject to the foregoing and the other matters set forth herein, it is our opinion that:

            1. The Convertible Notes have been duly authorized and legally issued, are fully paid and nonassessable, and are binding obligations of the Company subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability, where such indemnification or contribution is contrary to public policy; and (d) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.04 of the Indenture.

            2. The Shares have been duly authorized and reserved for issuance upon conversion of the Convertible Notes and, when issued upon conversion of the Convertible Notes in accordance with the terms of the Indenture, will be legally issued, fully paid and nonassessable.

      To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the






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ARV Assisted Living, Inc.
January 14, 1997
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Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

            We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                Very truly yours,

                                /s/ LATHAM & WATKINS